Exhibit 10.26

CONSENT REGARDING SUBORDINATION AGREEMENT

This Consent Regarding Subordination Agreement (this “Consent”), dated as of December 15, 2017 is entered into by (i) SILICON VALLEY BANK, a California corporation with its principal place of business located at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street Suite 2-200, Newton, Massachusetts 02466 (“Bank”), (ii) EASTWARD FUND MANAGEMENT, LLC (“Creditor”), and (iii) ORGANOGENESIS, INC., a Delaware corporation and PRIME MERGER SUB, LLC, a Delaware limited liability company (individually and collectively, jointly and severally, the “Borrower”).

Recitals:

A.            Bank and Creditor have entered into that certain Subordination Agreement, dated as of April 28, 2017 as amended by an Amendment, Acknowledgment and Reaffirmation of Subordination Agreement dated as of August 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”; capitalized terms used but not defined herein, unless otherwise indicated, shall have the meaning given such terms in the Subordination Agreement).

B.            Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C.            The Borrower has requested and Creditor has agreed, to amend the Subordinated Loan Documents to (i) permit the funding of $2,000,000 in Subordinated Debt prior to the conditions precedent to such funding as set forth in the Subordinated Loan Documents (the “2017 Subordinated Debt Tranche”) and (ii) increase the final payment in respect of the 2017 Subordinated Debt Tranche from 6.5% to 16.5% (collectively, the “2017 Subordinated Debt Amendments”).

D.            Bank’s consent to certain of the 2017 Subordinated Debt Amendments is required pursuant to the terms of the Subordination Agreement and the Borrower and Creditor have requested that Bank consent to the 2017 Subordinated Debt Amendments.

E.            The Borrower, the Creditor and Bank desire to reaffirm the continuing effectiveness of the Subordination Agreement, all as provided for herein.

Now, therefore, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.     Incorporation of Recitals. Bank and Creditor hereby represent and warrant each to the other that the foregoing Recitals are: (a) true and accurate; and (b) an integral part of this Agreement. Bank and Creditor hereby agree that all of the Recitals of this Consent are hereby incorporated into this Consent and made a part hereof.

2.     Consent to 2017 Subordinated Debt Amendments. Bank hereby consents to the 2017 Subordinated Debt Amendments. The foregoing consent applies only to the 2017

Subordinated Debt Amendments and is not a consent to or waiver of any subsequent application of the same or other provisions of the Subordination Agreement or the Subordinated Loan Documents, nor is it a waiver of any breach of any other provision of the Subordination Agreement, the Subordinated Loan Documents, the Senior Creditor Agreement or any of the other Senior Loan Documents. The foregoing consent does not establish a course of dealing upon which the Loan Parties or Creditor may rely on in the future.

3.     Acknowledgement/Reaffirmation of Subordination Agreement. The Borrower and Creditor hereby (i) expressly ratify and reaffirm the continued subordination of the Subordinated Debt to the Senior Debt in accordance with, and its liabilities, obligations and agreements under, the terms of the Subordination Agreement, (ii) acknowledge and agree that: (a) all terms and conditions contained in the Subordination Agreement, the subordination effected thereby and the rights and obligations of Creditor, the Bank and the Borrower arising thereunder, shall continue in full force and effect, (b) the Subordination Agreement continues to be the valid and binding obligation of the Creditor, enforceable in accordance with its terms (c) the Obligations (as defined in the Senior Creditor Agreement), shall continue to constitute “Senior Debt” (as defined in the Subordination Agreement), subject to the terms of the Subordination Agreement, (d) the definition of “Subordinated Debt” (as defined in the Subordination Agreement) shall be deemed to include, without limitation, obligations of the Borrower owed to the Creditor pursuant to the Subordinated Debt (including, when funded, the 2017 Subordinated Debt Tranche), and (e) as of the date hereof, to the knowledge of the Borrower and Creditor, no default or event of default has occurred and is continuing under the Subordinated Loan Documents, the Senior Creditor Agreement or the other Senior Loan Documents.

4.     Counterparts. This Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Consent. Delivery of an executed counterpart of this Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Consent. Any party delivering an executed counterpart of this Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, Borrower, Creditor, and Bank have caused this Consent to be executed as of the date first above written.

CREDITOR:

EASTWARD FUND MANAGEMENT, LLC

By:	/s/ Dennis P. Cameron
Name:	Dennis P. Cameron
Title:	Authorized Person

[CONSENT REGARDING SUBORDINATION AGREEMENT SIGNATURE PAGE]

BANK:

SILICON VALLEY BANK

By:
Name:
Title:

The undersigned acknowledges and agrees with the terms of this Consent.

“Borrower”

ORGANOGENESIS, INC.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Treasurer

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Treasurer

[CONSENT REGARDING SUBORDINATION AGREEMENT SIGNATURE PAGE]